Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Quaint Oak Savings Bank
Southampton, Pennsylvania

        We hereby consent to the use in the Prospectus constituting a part of this Pre-effective Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated March 8, 2007, relating to the financial statements of Quaint Oak Savings Bank, which is contained in that Prospectus.

        We also consent to the reference to us under the caption “Experts” and “Legal and Tax Opinions” in the Prospectus.

Beard Miller Company LLP
Reading, Pennsylvania
April 27, 2007